BDO      BDO Seidman, LLP                 40 Broad Street, Suite 500
         Accountants and Consultants      Boston, Massachusetts 02109-4307
                                          Telephone:(617) 422-0700
                                          Fax: (617) 422-0909

                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement of JD American Workwear, Inc. (The "Company") on Form S-8 of our report dated May 20, 1998 (June 12, 1998 as to Notes 1 and 10) on the financial statements of the Company as at February 28, 1998 and for the year ended February 28, 1998 appearing in this annual report on Form 10-KSB of the Company.


                                          /s/ BDO Seidman, LLP

                                          BDO Seidman, LLP

Boston, Massachusetts
June 12, 1998